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                                                                     EXHIBIT 5.3

                   [LETTERHEAD OF QUILICHINI, OLIVER & MEDINA]

                                 _______, 2004

Board of Directors
R&G Financial Corporation
280 Jesus T. Pinero Avenue
San Juan, Puerto Rico 00918

                  RE:      REGISTRATION STATEMENT ON FORM S-3
                           (NO. 333-______)

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to an aggregate principal amount of $100,000,000 Junior Subordinated Debentures (the "Junior Subordinated Debentures") of R&G Financial Corporation, a Puerto Rico corporation (the "Corporation"), up to an aggregate liquidation amount of $100,000,000 of Cumulative Trust Preferred Securities (the "Trust Preferred Securities") of R&G Capital Trust V, a statutory trust created under the laws of the State of Delaware (the "Issuer"), and the Guarantee with respect to the Trust Preferred Securities (the "Guarantee") to be executed and delivered by the Corporation for the benefit of the holder of the Trust Preferred Securities, we, as your special Puerto Rico counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purpose of this opinion.

         In connection with this opinion, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have relied as to all matters of fact upon written or oral representations or certifications of officers of the Corporation and public officials, and we have assumed the accuracy and completeness of all statements of fact therein without any independent investigation thereof.

         The opinion which we render herein is limited to those matters governed by the corporation laws of the Commonwealth of Puerto Rico as of the date hereof. We assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We are members of the Puerto Rico bar and do not express any opinion as to the laws of any other jurisdiction.

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We express no opinion as to compliance with Puerto Rico securities or "blue sky"
laws and the opinions set forth herein are qualified in that respect.

         Upon the basis of such examination, we are of the opinion that, when:

                  (i) the Registration Statement relating to the Junior Subordinated Debentures, the Trust Preferred Securities and the Guarantee has become effective under the Act;

                  (ii) the Guarantee Agreement relating to the Guarantee with respect to the Trust Preferred Securities of the Issuer (which is governed by the law of the State of New York) has been duly executed and delivered;

                  (iii) the Junior Subordinated Debentures have been duly executed and authenticated in accordance with the Indenture (which is governed by the law of the State of New York) and issued and delivered as contemplated in the Registration Statement; and

                  (iv) the Trust Preferred Securities have been duly executed in accordance with the Amended and Restated Declaration of Trust of the Issuer (which is governed by the law of the State of Delaware) and issued and delivered as contemplated in the Registration Statement, the Junior Subordinated Debentures and the Guarantee relating to the Trust Preferred Securities of the Issuer will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         We hereby consent to the law firm of Patton Boggs LLP relying on this opinion solely as to matters of Puerto Rico law in the opinion they are delivering to you in connection with the filing of the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Experts" in the prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act.

                                Very truly yours,

                                ____________________________________________
                                Norberto Medina